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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated March 27, 2003, relating to our audit of the consolidated financial statements and financial statement schedule of Digital Angel Corporation and subsidiaries as of and for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Eisner LLP

New York, New York
June 13, 2003

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INDEPENDENT AUDITORS' CONSENT